UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2005

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file Number)	Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02 - Results of Operations and Financial Condition

The following information is disclosed pursuant to Item 2.02 - Results of Operations and Financial Condition:

On April 22, 2005, Rowan Companies, Inc. issued a press release announcing its operating results for the first quarter of 2005. The press release is attached as Exhibit 99.1.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 1, 2005, E. E. Thiele, Senior Vice President - Finance, Administration and Treasurer of Rowan Companies, Inc. will retire after 36 years of service, including the last 16 years as the Company’s Chief Financial Officer.

Effective May 1, 2005, William H. Wells has been appointed Vice President - Finance and Treasurer of Rowan Companies, Inc. and will serve as the Company’s Principal Financial Officer. Mr. Wells, who is 43, has served as Controller of Rowan Companies, Inc. for the past 11 years.

Effective May 1, 2005, Greg Hatfield has been appointed Controller of Rowan Companies, Inc. and will serve as the Company’s Principal Accounting Officer. Mr. Hatfield, who is 35, has served as a corporate accountant for Rowan Companies, Inc. for the past 11 years.

Item 8.01 - Other Events

The following information is disclosed pursuant to Item 8.01 - Other Events:

A schedule summarizing the Offshore Rig Utilization of Rowan Companies, Inc. for the first quarter of 2005 is attached as Exhibit 99.2.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

99.1	Press release of Rowan Companies, Inc. dated April 22, 2005

99.2	Rowan Companies, Inc. Offshore Rig Utilization for the Three Months Ended March 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

                 By: /s/ E. E. THIELE_________________
E. E. Thiele,
Senior Vice President - Administration, Finance and Treasurer (Principal Financial Officer)

Dated: April 22, 2005

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

99.1	Press release of Rowan Companies, Inc. dated April 22, 2005

99.2	Rowan Companies, Inc. Offshore Rig Utilization for the Three Months Ended March 31, 2005